EXHIBIT 10.75

COMMON STOCK PURCHASE AGREEMENT


                                [PEREGRINE LOGO]


                             A DELAWARE CORPORATION

                         COMMON STOCK PURCHASE AGREEMENT

                              $2,200,000 INVESTMENT


                                JANUARY 28, 2002

                         COMMON STOCK PURCHASE AGREEMENT
                         -------------------------------


         This Common Stock Purchase Agreement (this "Agreement") is made and entered into as of January 28, 2002, by and between Peregrine Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and the Investors set forth on
Schedule I hereto (each an "Investor", collectively, the "Investors").

                                    RECITALS
                                    --------

         WHEREAS, the Company has filed with the Securities and Exchange Commission ("SEC") a Shelf Registration Statement on Form S-3, which was declared effective by the SEC on November 13, 2001 (the "Form S-3").

         WHEREAS, pursuant to the Form S-3, the Company may offer to the public from time to time up to 10,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), and warrants to purchase 2,000,000 shares of Common Stock.

         WHEREAS, the Company desires to sell and issue to the Investors One Million One Hundred Thousand (1,100,000) shares of Common Stock at the per share price of $2.00, and warrants ("Warrant") to purchase up to 275,000 shares of Common Stock at an exercise price of $2.00 per share ("Warrant Shares"), in exchange for the Investors' payment of the sum of Two Million Two Hundred Thousand Dollars ($2,200,000).

         NOW, THEREFORE, in consideration of the covenants, agreements and considerations herein contained, the Company and Investor agree as follows:

1.       PURCHASE AND SALE OF SHARES
         ---------------------------

         1.1 TRANSFER OF SHARES. Subject to the terms and conditions hereof, the Company agrees to sell to the Investors, and the Investors agree to purchase from the Company in the respective amounts set forth on Schedule I, an aggregate of 1,100,000 shares of the Company's Common Stock (the "Shares"). On the Closing Date, the Company shall instruct its transfer agent to send to each Investor via a nationally recognized overnight courier a stock certificate(s), in the name of such Investor or its nominee, representing the Shares purchased by such Investor.

         1.2 PURCHASE PRICE. As full consideration for the sale of the Shares to Investors, the Investors shall deliver to the Company on the Closing Date by wire transfer of immediately available funds to such account as the Company shall designate the sum of Two Million Two Hundred Thousand Dollars ($2,200,000) (the "Purchase Price"), representing a per share purchase price of $2.00 per share (the "Per Share Price").

         1.3 WARRANTS. In connection with the Investors' purchase of the Shares, the Company shall deliver to each Investor on the Closing Date a Warrant to purchase a number of Warrant Shares equal to 25% of the Shares purchased, exercisable on a cash basis only for a period of five (5) years, at an exercise price equal to the Per Share Price.

2.       CLOSING.
         --------

         2.1 TIME. Subject to terms and provisions herein, the purchase and sale of the Shares shall take place on January 31, 2002 (the "Closing Date") at the offices of Jeffers, Shaff & Falk, LLP located at 18881 Von Karman Avenue, Suite 1400, Irvine, California 92612, or such other location as the parties may individually agree.

         2.2 DELIVERIES AT AND FOLLOWING THE CLOSING DATE. On the Closing Date, the parties hereto shall deliver all share certificates, Warrants, consents, funds, assignments and other instruments and documents provided for in this Agreement. In addition, the Company agrees to execute and deliver all instruments and documents and perform all other acts which may be reasonably required or appropriate in order to further effect or perfect the sale and transfer of the Shares and the consummation of the transactions contemplated by this Agreement.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY
         ---------------------------------------------

         Except as set forth below, the Company makes no representations or warranties of any nature or kind.

         3.1 ORGANIZATION, STANDING AND POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

         3.2 CAPITALIZATION. The authorized capital stock of the Company consists of 150,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, of which, as of December 31, 2001, there were 108,710,346 shares of common stock and nil shares of preferred stock, issued and outstanding. The Company is not a party to any voting trust agreements or understandings with respect to the voting common stock of the Company.

         3.3 AUTHORIZATION.

                  3.3.1 The Company has full legal right, power and capacity to enter into, execute, deliver and perform this Agreement and all attendant documents and instruments contemplated hereby.

                  3.3.2 This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Company and is enforceable with respect to the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, priority or other laws or court decisions relating to or affecting generally the enforcement of creditors' rights or affecting generally the availability of equitable remedies.

                  3.3.3 The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby by the Company in accordance with the terms hereof shall not conflict with or result in a breach of, violation of, or default under (or constitute an event that with notice, lapse of time, or both, would constitute a breach or default under), or result in the termination of, or accelerate the performance required by, or result in the creation of any liens or other encumbrances upon any of the properties or assets of the Company under any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws, any provision of the laws of the State of California or the State of Delaware, or any note, bond, mortgage, indenture, deed of trust, license, lease, credit agreement or other agreement, document, instrument or obligation to which the Company is a party or by which any of its assets or properties are bound.

                  3.3.4 Neither the execution and delivery of this Agreement by the Company, nor the consummation of the transactions, contemplated hereunder by the Company will violate or conflict with any judgment, order, decree, statute, rule or regulation applicable to the Company or its assets or properties.

         3.4 VALID ISSUANCE OF COMMON STOCK.

                  3.4.1 The Shares and Warrants being purchased by the Investor hereunder and the Warrant Shares issuable upon exercise of the Warrants, when issued, sold and delivered in accordance with the terms hereof or thereof, for the consideration expressed herein or therein, will be duly and validly issued, fully paid and nonassessable and will be issued in compliance with all applicable federal and state securities laws.

                  3.4.2 The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

                  3.4.3 The Company has full power, right and authority to transfer, convey and sell to the Investors on the Closing Date the Shares and Warrants and upon consummation of the transactions contemplated by this Agreement, each Investor will have acquired good and marketable title to the Shares and Warrants purchased by such Investor, free and clear of claims, liens, restrictions on transfer or voting or encumbrances.

         3.5 LITIGATION. Except as referred to in the SEC Documents, as defined below, the Form S-3, or as disclosed in Schedule 3.5, there are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that would reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to have a material adverse effect on the Company's business or financial condition or the transactions contemplated hereunder. Except as referred to in the Company's SEC Documents, neither the Company nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have a material adverse effect on the Company's business or financial condition or the transactions contemplated hereunder.

         3.6 SEC DOCUMENTS; THE COMPANY'S FINANCIAL STATEMENTS. The Company is a reporting company under the Securities Exchange Act of 1934 (the "Exchange Act"), and files annual and periodic reports (the "SEC Documents") with the Securities and Exchange Commission (the "SEC"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, applicable to the Company and to the knowledge of the Company none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC. The SEC Documents contain an audited consolidated balance sheet of the Company as of the end of the last completed fiscal year (the "Balance Sheet") and the related audited consolidated statements of income and cash flow for the year then ended (collectively, the "Financials"). The Financials have been prepared in accordance with GAAP applied on a basis consistent through the periods indicated and consistent with each other. The Financials present fairly the consolidated financial condition and operating results and cash flows of the Company and its subsidiaries as of the dates and during the periods indicated therein. Since the date of the Balance Sheet and until the date of this Agreement, there has not occurred any material adverse change in the business, assets or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, which has not been reflected in the SEC Documents.

         3.7 FORM S-3. The Company has delivered to each Investor a copy of the Form S-3. The Company represents and warrants that the Form S-3 has been declared effective by the SEC and is not subject to any stop order. The Company is not aware of any event, fact or circumstance which would cause the Form S-3 to contain a material misstatement.

         3.8 DISCLOSURE. Neither this Agreement, nor any of the schedules, attachments, or certificates attached to this Agreement or delivered by the Company on the Closing Date, contains any untrue statements of material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. There is no fact which the Company has not disclosed to the Investors, orally or in writing, and of which any of the Company's directors or officers are aware, which could reasonably be anticipated to have a material adverse effect, upon the financial condition, operating results or assets, of the Company. Notwithstanding the foregoing, certain information provided by the Company to the Investors contained statements that are forward-looking, which are covered by the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, and accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Company.

         3.7 REGULATORY COMPLIANCE. To the best of its knowledge, the Company is not in violation of any applicable law, regulation, judgment, order or consent decree (of any governmental or non-governmental regulatory or self-regulatory agency or any organized exchange, including without limitation, the SEC, any state or local securities or insurance regulatory body, or the Internal Revenue Service), which violation is likely to have a material adverse effect on the Company's business, financial condition, or this transaction.

         3.8 REGULATORY PROCEEDINGS, INVESTIGATIONS AND INQUIRIES. To the best of its knowledge, the Company has not been the subject of any material regulatory proceeding, examination, investigation or inquiry (known to the Company), including any pending or threatened regulatory proceeding, investigation or inquiry (known to the Company) (including without limitation any by governmental or non-governmental regulatory or self-regulatory agency or any organized exchange) relating to the Company.

4.       REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR
         -----------------------------------------------

         Each Investor hereby represents and warrants to the Company the following:

         4.1 AUTHORITY. Investor has full legal right, power and capacity to enter into, execute, deliver and perform this Agreement and all attendant documents and instruments contemplated hereby. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of Investor and is enforceable with respect to Investor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, priority or other laws or court decisions relating to or affecting generally the enforcement of creditors' rights or affecting generally the availability of equitable remedies.

         4.2 NO VIOLATION OF AGREEMENTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereunder by Investor will violate or conflict with any judgment, order, decree, statute, rule or regulation applicable to Investor or its assets or properties.

         4.7 DISCLOSURE OF INFORMATION. Subject in part to the truth and accuracy of the representations and warranties of the Company, the Investor believes that it has received all the information that it considers necessary or appropriate for deciding whether to purchase the Shares and Warrants. The Investor further represents that it has had an opportunity to review the SEC Documents and the Form S-3, and had sufficient opportunity to ask questions and receive answers from the Company and its directors and officers regarding the terms and conditions of the offering of the Shares and Warrants and the business and operations of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Investor to rely thereon.

5.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY
         --------------------------------------------------

         The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the conditions set forth below, any or all of which may be waived by the Company in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by the Company of any other condition or of any of the Company's rights or remedies, at law or in equity, if the Investors shall be in default or breach of any of its representations, warranties or agreements under this Agreement:

         5.1 PURCHASE PRICE. Each Investor shall deliver on the Closing Date that portion of the Purchase Price to be paid by such Investor as provided in
Section 1.2.

         5.2 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Investor contained in this Agreement shall be accurate and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on or as of such date.

         5.3 PERFORMANCE OF AGREEMENTS. Each and all of the conditions precedent and agreements of the Investors subject to satisfaction on or before the Closing Date pursuant to the terms of this Agreement shall have been performed or satisfied.

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF INVESTOR
         -----------------------------------------------

         The obligations of each Investor to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the conditions set forth below, any or all of which may be waived by each Investor in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by such Investor of any other condition or of any of such Investor's rights or remedies, at law or in equity, if the Company shall be in default or breach of any of its representations, warranties or agreements under this Agreement:

         6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be accurate and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on or as of such date and the Company shall have delivered to Investor a certificate to that effect signed by the Company, and dated as of the Closing Date.

         6.2 PERFORMANCE OF AGREEMENTS. Each and all of the conditions precedent and agreements of the Company subject to satisfaction on or before the Closing Date pursuant to the terms of this Agreement shall have been performed or satisfied and the Company shall have delivered to Investor a certificate to that effect signed by the Company, and dated as of the Closing Date.

         6.3 NO ADVERSE EVENTS. Between the date hereof and the Closing Date, neither the business, assets or condition, financial or otherwise, of the Company taken as a whole shall have been materially adversely affected in any manner.

         6.4 DELIVERY OF DOCUMENTS.

                  6.4.1 The Company shall have effected the transfers and deliveries set forth in Section 1.1 and 1.3;

                  6.4.2 The Company shall have delivered to the Investor a legal opinion, in the form of Schedule 6.4 attached hereto.

7.       MISCELLANEOUS
         -------------

         7.1 EXPENSES, COMMISSIONS AND TAXES. Each party shall bear and pay its own expenses, including legal, accounting and other professional fees, and taxes incurred in connection with the transactions referred to in this Agreement. The party responsible under applicable law shall bear and pay in their entirety all other taxes and registration and transfer fees, if any, payable by reason of the sale and conveyance of the Shares and Warrants.

         7.2 ENTIRE AGREEMENT; MODIFICATIONS; WAIVER. This Agreement, together with the related agreements or certificates referenced herein, constitutes the final, exclusive and complete understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings and discussions with respect thereto. No variation or modification of this Agreement and no waiver of any provision or condition hereof, or granting of any consent contemplated hereby, shall be valid unless in writing and signed by the party against whom enforcement of any such variation, modification, waiver or consent is sought.

         7.3 FURTHER ASSURANCES. The parties hereto shall use their best efforts, and shall cooperate with one another, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to consummate the transactions contemplated hereby, and shall otherwise use their best efforts to cause such transactions to be consummated in accordance with the terms and conditions hereof. At any time or from time to time after the Closing Date, each party hereto, shall execute and deliver any further instruments or documents and take all such further action as such requesting party may reasonably request in order to consummate and document the transactions contemplated hereby.

         7.4 CAPTIONS. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the constructing or interpretation of any provision of this Agreement.

         7.5 SECTION REFERENCES. Unless otherwise noted, all section references herein are to sections of this Agreement.

         7.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, including electronically transmitted counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one agreement.

         7.7 SUCCESSORS AND ASSIGNS. Neither party shall have the right to assign this Agreement.

         7.8 PARTIES IN INTEREST. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

         7.9 NOTICES. All notices, requests, demands and other communications hereunder ("Notices") shall be in writing and shall be deemed to have been duly given if delivered by hand or by registered or certified mail, postage prepaid, return receipt requested, but only upon receipt of such return receipt, as follows:

         If to Investors:                   As noted in Exhibit I

         If to the Company:                 Peregrine Pharmaceuticals, Inc.
                                            14272 Franklin Avenue, Suite 100
                                            Tustin, California 92780
                                            Attn.:  President

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt. All Notices shall be deemed received on the date of delivery or, if mailed, on the date appearing on the return receipt therefor.

         7.10 LAW GOVERNING. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of California, without regard to its choice-of-laws or conflicts-of-law rules.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of date first above written.

                                           "The Company"
                                           Peregrine Pharmaceuticals, Inc.,
                                           a Delaware corporation

                                           By: EDWARD J. LEGERE
                                               ----------------------------


                                           Name: /S/ EDWARD J. LEGERE
                                                 --------------------------

                                           Title: PRESIDENT & CEO
                                                  -------------------------

                                   SCHEDULE I
                                 "The Investors"


Print or Type:

Name of Purchaser (Institution)        ZLP Master Fund, LTD

Tax ID No.:                            98-0212785

Address: Goldman Sachs (Cayman) Trust, Limited P.O. Box 896 Harbour Centre 2nd Fl. North Church Street
                                       George Town, Grand Cayman
                                       Cayman Islands, B.W.I.
                                       C/o Darren Martian

Address to deliver Shares              45  Broadway- 28th Floor
(IF DIFFERENT):                        New York, NY  10006
---------------


Name in which the Shares should be
registered (if different):             ___________________________________

Signature by:                          /S/ STUART J. ZIMMER
                                       -----------------------------------


Name of Individual representing
Purchaser:                             Stuart J. Zimmer

NUMBER OF SHARES TO BE PURCHASED:      1,000,000

PER SHARE PURCHASE PRICE:              $2.00

AGGREGATE PURCHASE PRICE:              $2,000,000

                                   SCHEDULE I
                                 "The Investors"


Print or Type:

Name of Purchaser (Institution)        Vertical Capital Holdings, Ltd.

Tax ID No.:

Address:                                c/o Primeway SA
                                        for Vertical Capital Holdings, Ltd
                                        7 Rue du Rhone
                                        CH-1204, Geneva


Address to deliver Shares              900 Third Avenue, 26th Floor
(if different)                         NY, NY  10022


Name in which the Shares should be
registered (if different):             ______________________________________

Signature by:                          /s/ Beat Kunz

Name of Individual representing
Purchaser:                             Beat Kunz

NUMBER OF SHARES TO BE PURCHASED:      100,000

PER SHARE PURCHASE PRICE:              $2.00

AGGREGATE PURCHASE PRICE:              $200,000

                                  SCHEDULE 3.5

                                   LITIGATION

None

                                       12